Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC
                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015
                                [OBJECT OMITTED]
                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                      WRITER'S EMAIL
(202) 274-2000


February 22, 2010

Board of Directors
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, New Jersey 07306-4599

     Re: Provident Financial Services, Inc. 2008 Long-Term Equity Incentive Plan Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Provident Financial Services, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Provident Financial Services, Inc. 2008 Long-Term Equity Incentive Plan (the "2008 Equity Plan"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the 2008 Equity Plan and shares of Common Stock granted under the 2008 Equity Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                       Very truly yours,



                                      /s/LUSE GORMAN POMERENK & SCHICK P.C.
                                      -------------------------------------
                                      LUSE GORMAN POMERENK & SCHICK
                                      A Professional Corporation